Exhibit 99.1

For Immediate Release

Cogent Contacts:
For Public Relations:	For Investor Relations:
Jocelyn Johnson	Sean Wallace
+ 1 (202) 295-4299	+ 1 (202) 295-4202
jajohnson@cogentco.com	investor.relations@cogentco.com

Cogent Communications Reports Fourth Quarter and Full Year 2020 Results and Increases its Regular Quarterly Dividend on its Common Stock by $0.025

Financial and Business Highlights

•	Cogent approved an increase of $0.025 per share to its regular quarterly dividend for a total of $0.755 per share for Q1 2021 as compared to $0.730 per share for Q4 2020 – Cogent’s thirty-fourth consecutive quarterly dividend increase.

o	The Q1 2021 $0.755 dividend per share represents an annual increase of 14.4% from the dividend per share of $0.660 for Q1 2020.

•	Dividends for 2020 totaled $129.4 million, or $2.780 per share, with 63.1% treated as a return of capital and 36.9% treated as dividends for US federal income tax purposes.

•	Service revenue increased by 1.1% from Q3 2020 to Q4 2020, increased from Q4 2019 to Q4 2020 by 2.6% and increased from full year 2019 to full year 2020 by 4.0%.

•	GAAP gross profit increased by 3.6% from Q4 2019 to $66.6 million for Q4 2020 and increased from full year 2019 to full year 2020 by 2.3% to $251.9 million. Non-GAAP gross profit increased by 5.6% from Q4 2019 to $89.4 million for Q4 2020 and increased from full year 2019 to full year 2020 by 7.0% to $350.2 million.

o	GAAP gross margin increased by 50 basis points from Q4 2019 to Q4 2020 to 46.3% and increased from full year 2019 to full year 2020 by 160 basis points to 46.7%. Non-GAAP gross margin increased by 180 basis points from Q4 2019 to Q4 2020 to 62.1% and increased from full year 2019 to full year 2020 by 170 basis points to 61.6%.

•	Net cash provided by operating activities was $37.6 million for Q4 2020, $33.0 million for Q3 2020 and $46.1 million for Q4 2019. Net cash provided by operating activities was $148.8 million for full year 2019 and $140.3 million for full year 2020.

•	Sales rep productivity – units per full time equivalent sales rep per month - increased from 3.7 for Q3 2020 to 4.2 for Q4 2020.

•	EBITDA margin increased by 30 basis points from Q3 2020 to 38.7% for Q4 2020, increased by 110 basis points from Q4 2019 to Q4 2020 and increased from full year 2019 to full year 2020 by 150 basis points to 37.7%.

•	EBITDA increased by 2.0% from Q3 2020 to $55.7 million for Q4 2020, increased by 5.6% from Q4 2019 to Q4 2020 and increased from full year 2019 to full year 2020 by 8.1% to $214.0 million.

[WASHINGTON, D.C. February 25, 2021] Cogent Communications Holdings, Inc. (NASDAQ: CCOI) (“Cogent”) today announced service revenue of $143.9 million for the three months ended December 31, 2020, an increase of 1.1% from the three months ended September 30, 2020 and an increase of 2.6% from the three months ended December 31, 2019. Service revenue was $568.1 million for the year ended December 31, 2020, an increase of 4.0% from the year ended December 31, 2019. Foreign exchange positively impacted service revenue growth from the three months ended September 30, 2020 to the three months ended December 31, 2020 by $0.6 million, positively impacted service revenue growth from the three months ended December 31, 2019 to the three months ended December 31, 2020 by $1.9 million and positively impacted service revenue growth from the year ended December 31, 2019 to the year ended December 31, 2020 by $1.5 million. On a constant currency basis, service revenue increased by 0.7% from the three months ended September 30, 2020 to the three months ended December 31, 2020, grew by 1.2% from the three months ended December 31, 2019 to the three months ended December 31, 2020 and grew by 3.7% from the year ended December 31, 2019 to the year ended December 31, 2020.

On-net service is provided to customers located in buildings that are physically connected to Cogent’s network by Cogent facilities. On-net revenue was $107.1 million for the three months ended December 31, 2020; an increase of 1.9% from the three months ended September 30, 2020 and an increase of 4.3% over the three months ended December 31, 2019. On-net revenue was $419.5 million for the year ended December 31, 2020; an increase of 5.7% over the year ended December 31, 2019.

Off-net customers are located in buildings directly connected to Cogent’s network using other carriers’ facilities and services to provide the last mile portion of the link from the customers’ premises to Cogent’s network. Off-net revenue was $36.7 million for the three months ended December 31, 2020; a decrease of 1.1% from the three months ended September 30, 2020 and a decrease of 2.2% from the three months ended December 31, 2019. Off-net revenue was $148.1 million for the year ended December 31, 2020; a decrease of 0.5% from the year ended December 31, 2019.

Non-core services are legacy services, which Cogent acquired and continues to support but does not actively sell.

GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue. GAAP gross profit increased by 3.6% from the three months ended December 31, 2019 to $66.6 million for the three months ended December 31, 2020 and increased by 0.7% from the three months ended September 30, 2020. GAAP gross profit increased by 7.9% from the year ended December 31, 2019 to $265.5 million for the year ended December 31, 2020. GAAP gross margin was 46.3% for the three months ended December 31, 2020, 45.8% for the three months ended December 31, 2019 and 46.5% for the three months ended September 30, 2020. GAAP gross margin was 46.7% for the year ended December 31, 2020 and 45.1% for the year ended December 31, 2019.

Excise taxes, including Universal Service Fund fees, recorded on a gross basis and included in service revenue and cost of network operations expense were $4.1 million for the three months ended December 31, 2020, $4.3 million for the three months ended December 31, 2019, $3.9 million for the three months ended September 30, 2020, $15.1 million for the year ended December 31, 2020 and $14.9 million for the year ended December 31, 2019.

Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as Non-GAAP gross profit divided by total service revenue. Non-GAAP gross profit increased by 5.6% from the three months ended December 31, 2019 to $89.4 million for the three months ended December 31, 2020 and increased by 1.4% from the three months ended September 30, 2020. Non-GAAP gross profit increased by 7.0% from the year ended December 31, 2019 to $350.2 million for the year ended December 31, 2020. Non-GAAP gross profit margin was 62.1% for the three months ended December 31, 2020, 60.3% for the three months ended December 31, 2019 and 61.9% for the three months ended September 30, 2020. Non-GAAP gross margin was 61.6% for the year ended December 31, 2020 and 59.9% for the year ended December 31, 2019.

Net cash provided by operating activities decreased by 18.5% from the three months ended December 31, 2019 to $37.6 million for the three months ended December 31, 2020 and increased by 13.9% from the three months ended September 30, 2020. Net cash provided by operating activities decreased by 5.7% from the year ended December 31, 2019 to $140.3 million for the year ended December 31, 2020.

Earnings before interest, taxes, depreciation and amortization (EBITDA) increased by 5.6% from the three months ended December 31, 2019 to $55.7 million for the three months ended December 31, 2020 and increased by 2.0% from the three months ended September 30, 2020. EBITDA increased by 8.1% from the year ended December 31, 2019 to $214.0 million for the year ended December 31, 2020. EBITDA margin was 38.7% for the three months ended December 31, 2020, 37.6% for the three months ended December 31, 2019 and 38.4% for the three months ended September 30, 2020. EBITDA margin was 37.7% for the year ended December 31, 2020 and 36.2% for the year ended December 31, 2019.

Basic and diluted net (loss) income per share was $(0.14) for the three months ended December 31, 2020, $0.16 for the three months ended December 31, 2019 and $(0.11) for the three months ended September 30, 2020. Basic net income per share was $0.14 for the year ended December 31, 2020 and $0.82 for the year ended December 31, 2019. Diluted net income per share was $0.13 for the year ended December 31, 2020 and $0.81 for the year ended December 31, 2019.

Unrealized foreign exchange (losses) gains on Cogent’s 2024 Senior Euro Unsecured Notes were $(19.2) million for the three months ended December 31, 2020, $(4.1) million for the three months ended December 31, 2019, $(17.3) million for the three months ended September 30, 2020, $(37.0) million for the year ended December 31, 2020 and $2.3 million for the year ended December 31, 2019.

Total customer connections increased by 3.5% from December 31, 2019 to 89,600 as of December 31, 2020 and increased by 1.2% from September 30, 2020. On-net customer connections increased by 3.7% from December 31, 2019 to 77,305 as of December 31, 2020 and increased by 1.3% from September 30, 2020. Off-net customer connections increased by 2.7% from December 31, 2019 to 11,970 as of December 31, 2020 and increased by 1.0% from September 30, 2020.

The number of on-net buildings increased by 113 from December 31, 2019 to 2,914 as of December 31, 2020 and increased by 30 from September 30, 2020.

Quarterly Dividend Increase Approved

On February 24, 2021, Cogent’s Board approved a regular quarterly dividend of $0.755 per common share payable on March 26, 2021 to shareholders of record on March 12, 2021. This first quarter 2021 regular dividend represents a 3.4% increase of $0.025 per share from the fourth quarter 2020 regular dividend of $0.730 per share and an annual increase of 14.4% from the Q1 2020 dividend of $0.660 per share.

The payment of any future dividends and any other returns of capital will be at the discretion of the Board and may be reduced, eliminated or increased and will be dependent upon Cogent’s financial position, results of operations, available cash, cash flow, capital requirements, limitations under Cogent’s debt indenture agreements and other factors deemed relevant by the Board.

Tax Treatment of 2020 Dividends

Cogent paid four quarterly dividends in 2020 totaling $129.4 million, or $2.78 per share. The expected tax treatment of these dividends are generally that 63.1% are treated as a return of capital and 36.9% are generally treated as dividends for United States federal income tax purposes. While the above information includes general statements about the tax classification of dividends paid on Cogent common stock, these statements do not constitute tax advice. The taxation of corporate distributions can be complex, and stockholders are encouraged to consult their tax advisers to determine what impact the above information may have on their specific tax situation.

Impact of COVID-19

Cogent continues to be impacted by the COVID-19 pandemic and the accompanying responses by governments around the world. Cogent’s workforce continues to work remotely with dedication.

The ongoing impact of the COVID-19 pandemic and related government restrictions on Cogent’s business is unknown as a significant amount of uncertainty and volatility remains. Cogent does not know the ultimate scope and duration of the pandemic, the availability and efficacy of vaccines and therapeutic treatments, government actions that have been taken, or may be taken in the future in response to the pandemic and global economic conditions during and after the pandemic. While Cogent’s workforce is working remotely, Cogent provides no assurance that this will be sufficient to protect its workforce or its key employees. Moreover, Cogent’s results of operations may be adversely affected in the future as the pandemic and the related government restrictions continue. Cogent may also experience slowdowns in new customer orders, find it difficult to collect from customers who are experiencing financial distress, undergo an increase in customer churn, encounter difficulties accessing the buildings and locations where Cogent installs new services and serves existing customers, or have difficulties procuring, shipping or installing necessary equipment on its network. Cogent may also find that its largest customer base, which is served primarily in its multi-tenant office buildings, may be adversely affected by falling demand for commercial office space in central business districts as companies located in these buildings elect not to return to their office space either on a temporary or even permanent basis or slow the pace of opening new offices. In addition, Cogent’s corporate customer base may reduce their overall number of locations due to adverse economic conditions or new working configurations which may adversely affect Cogent’s number of corporate connections and service revenues. As a result, the global economic impact of the COVID-19 pandemic may have prolonged effects that impact Cogent’s business well into the future. These and other risks will be described in more detail in Cogent’s Annual Report on Form 10-K for the year ended December 31, 2020 and are set forth in its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2020, June 30, 2020 and March 31, 2020.

Conference Call and Website Information

Cogent will host a conference call with financial analysts at 8:30 a.m. (ET) on February 25, 2021 to discuss Cogent’s operating results for the fourth quarter of 2020 and full year 2020 and to discuss Cogent’s expectations for full year 2021. Investors and other interested parties may access a live audio webcast of the earnings call in the “Events” section of Cogent’s website at www.cogentco.com/events. A replay of the webcast, together with the press release, will be available on the website following the earnings call. A downloadable file of Cogent’s “Summary of Financial and Operational Results” and a transcript of its conference call will also be available on Cogent’s website following the conference call.

About Cogent Communications

Cogent Communications (NASDAQ: CCOI) is a multinational, Tier 1 facilities-based ISP. Cogent specializes in providing businesses with high-speed Internet access, Ethernet transport, and colocation services. Cogent’s facilities-based, all-optical IP network backbone provides services in over 200 markets globally.

Cogent Communications is headquartered at 2450 N Street, NW, Washington, D.C. 20037. For more information, visit www.cogentco.com. Cogent Communications can be reached in the United States at (202) 295-4200 or via email at info@cogentco.com.

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COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

Summary of Financial and Operational Results

	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020
Metric ($ in 000’s, except share and per share data) – unaudited
On-Net revenue	$97,183	$97,472	$99,416	$102,683	$103,457	$103,800	$105,091	$107,109
% Change from previous Qtr.	1.9%	0.3%	2.0%	3.3%	0.8%	0.3%	1.2%	1.9%
Off-Net revenue	$36,843	$37,191	$37,418	$37,479	$37,321	$37,044	$37,092	$36,672
% Change from previous Qtr.	0.8%	0.9%	0.6%	0.2%	-0.4%	-0.7%	0.1%	-1.1%
Non-Core revenue (1)	$111	$126	$108	$130	$137	$146	$119	$120
% Change from previous Qtr.	-24.5%	13.5%	-14.3%	20.4%	5.4%	6.6%	-18.5%	0.8%
Service revenue – total	$134,137	$134,789	$136,942	$140,292	$140,915	$140,990	$142,302	$143,901
% Change from previous Qtr.	1.6%	0.5%	1.6%	2.4%	0.4%	0.1%	0.9%	1.1%
Constant currency total revenue quarterly growth rate – sequential quarters (6)	1.7%	0.7%	1.7%	2.5%	0.6%	0.2%	-0.2%	0.7%
Constant currency total revenue quarterly growth rate – year over year quarters (6)	5.8%	5.4%	6.0%	6.8%	5.6%	5.1%	3.1%	1.2%
Excise Taxes included in service revenue	$3,391	$3,191	$3,998	$4,334	$3,743	$3,298	$3,902	$4,144
% Change from previous Qtr.	4.9%	-5.9%	25.3%	8.4%	-13.6%	-11.9%	18.3%	6.2%
Network operations expenses (2)	$53,970	$54,181	$54,971	$55,684	$55,669	$53,581	$54,173	$54,513
% Change from previous Qtr.	-2.6%	0.4%	1.5%	1.3%	-%	-3.8%	1.1%	0.6%
GAAP gross profit (3)	$59,724	$60,403	$61,683	$64,300	$65,486	$67,208	$66,164	$66,617
% Change from previous Qtr.	7.7%	1.1%	2.1%	4.2%	1.8%	2.6%	-1.6%	0.7%
GAAP gross margin (3)	44.5%	44.8%	45.0%	45.8%	46.5%	47.7%	46.5%	46.3%
Non-GAAP gross profit (4) (6)	$80,167	$80,608	$81,971	$84,608	$85,246	$87,409	$88,129	$89,388
% Change from previous Qtr.	4.6%	0.6%	1.7%	3.2%	0.8%	2.5%	0.8%	1.4%
Non-GAAP gross margin (4) (6)	59.8%	59.8%	59.9%	60.3%	60.5%	62.0%	61.9%	62.1%
Selling, general and administrative expenses (5)	$32,568	$33,503	$31,456	$31,884	$34,852	$34,061	$33,546	$33,713
% Change from previous Qtr.	12.2%	2.9%	-6.1%	1.4%	9.3%	-2.3%	-1.5%	0.5%

Depreciation and amortization expense	$20,263	$19,979	$20,006	$20,002	$19,508	$19,896	$21,619	$22,455
% Change from previous Qtr.	-3.3%	-1.4%	0.1%	-%	-2.5%	2.0%	8.7%	3.9%
Equity-based compensation expense	$3,434	$5,289	$4,797	$4,940	$5,075	$6,083	$6,522	$5,846
% Change from previous Qtr.	-22.1%	54.0%	-9.3%	3.0%	2.7%	19.9%	7.2%	-10.4%
Operating income	$24,400	$22,022	$25,799	$28,033	$25,850	$27,574	$26,036	$27,384
% Change from previous Qtr.	9.4%	-9.7%	17.2%	8.7%	-7.8%	6.7%	-5.6%	5.2%
Interest expense	$13,456	$13,595	$15,191	$15,211	$15,220	$15,499	$15,760	$16,007
% Change from previous Qtr.	-0.4%	1.0%	11.7%	0.1%	0.1%	1.8%	1.7%	1.6%
Net income (loss)	$9,217	$7,136	$13,701	$7,465	$9,227	$8,564	$(4,955)	$(6,620)
Realized and unrealized gains (losses) on 2024 Euro Notes	$-	$177	$6,128	$(4,068)	$2,908	$(873)	$(17,315)	$(19,170)
Basic net income (loss) per common share	$0.20	$0.16	$0.30	$0.16	$0.20	$0.19	$(0.11)	$(0.14)
Diluted net income (loss) per common share	$0.20	$0.16	$0.30	$0.16	$0.20	$0.18	$(0.11)	$(0.14)
Weighted average common shares – basic	45,223,157	45,354,327	45,438,656	45,553,727	45,658,565	45,754,880	45,815,718	45,904,943
% Change from previous Qtr.	-0.1%	0.3%	0.2%	0.3%	0.2%	0.2%	0.1%	0.2%
Weighted average common shares – diluted	45,644,236	45,912,291	46,019,691	46,145,970	46,391,066	46,686,665	45,815,718	45,904,943
% Change from previous Qtr.	-0.3%	0.6%	0.2%	0.3%	0.5%	0.6%	-1.9%	0.2%
EBITDA (6)	$47,561	$47,105	$50,515	$52,724	$50,394	$53,348	$54,583	$55,675
% Change from previous Qtr.	-%	-1.0%	7.2%	4.4%	-4.4%	5.9%	2.3%	2.0%
EBITDA margin	35.5%	34.9%	36.9%	37.6%	35.8%	37.8%	38.4%	38.7%
Gains on asset related transactions	$536	$185	$87	$251	$39	$205	$99	$10

EBITDA, as adjusted (6)	$48,097	$47,290	$50,602	$52,975	$50,433	$53,553	$54,682	$55,685
% Change from previous Qtr.	0.9%	-1.7%	7.0%	4.7%	-4.8%	6.2%	2.1%	1.8%
EBITDA, as adjusted, margin	35.9%	35.1%	37.0%	37.8%	35.8%	38.0%	38.4%	38.7%
Net cash provided by operating activities	$28,637	$40,632	$33,443	$46,097	$28,458	$41,311	$32,980	$37,571
% Change from previous Qtr.	-29.7%	41.9%	-17.7%	37.8%	-38.3%	45.2%	-20.2%	13.9%
Capital expenditures	$13,288	$11,720	$12,051	$9,899	$12,866	$13,930	$13,296	$15,860
% Change from previous Qtr.	21.5%	-11.8%	2.8%	-17.9%	30.0%	8.3%	-4.6%	19.3%
Principal payments of capital (finance) lease obligations	$3,030	$1,976	$2,029	$2,056	$6,167	$3,716	$9,509	$4,598
% Change from previous Qtr.	42.4%	-34.8%	2.7%	1.3%	200.0%	-39.7%	155.9%	-51.6%
Dividends paid	$26,565	$27,741	$28,565	$29,776	$30,557	$31,738	$32,657	$34,460
Purchases of common stock	$-	$-	$-	$-	$-	$-	$270	$4,225
Gross Leverage Ratio	4.28	5.08	4.97	4.86	4.78	5.08	5.10	5.14
Net Leverage Ratio	2.92	2.93	2.92	2.86	2.92	3.07	3.24	3.40
Customer Connections – end of period
On-Net	71,066	72,415	73,870	74,554	75,163	75,927	76,338	77,305
% Change from previous Qtr.	3.3%	1.9%	2.0%	0.9%	0.8%	1.0%	0.5%	1.3%
Off-Net	11,138	11,321	11,503	11,660	11,721	11,846	11,849	11,970
% Change from previous Qtr.	1.5%	1.6%	1.6%	1.4%	0.5%	1.1%	0.0%	1.0%
Non-Core (1)	318	318	319	325	329	339	322	325
% Change from previous Qtr.	-12.2%	-%	-0.3%	1.9%	1.2%	3.0%	-5.0%	0.9%
Total customer connections	82,522	84,054	85,692	86,539	87,213	88,112	88,509	89,600
% Change from previous Qtr.	3.0%	1.9%	1.9%	1.0%	0.8%	1.0%	0.5%	1.2%

On-Net Buildings – end of period
Multi-Tenant office buildings	1,746	1,751	1,757	1,767	1,769	1,771	1,783	1,792
Carrier neutral data center buildings	908	933	960	980	1,000	1,029	1,047	1,068
Cogent data centers	52	53	54	54	54	54	54	54
Total on-net buildings	2,706	2,737	2,771	2,801	2,823	2,854	2,884	2,914
Total carrier neutral data center nodes	1,071	1,101	1,128	1,153	1,175	1,203	1,225	1,252
Square feet – multi-tenant office buildings – on-net	949,486,923	951,031,709	954,013,024	957,173,183	961,154,384	962,049,183	968,355,695	976,813,678
Network – end of period
Intercity route miles	57,426	57,426	57,426	57,600	58,009	58,009	58,142	58,285
Metro fiber miles	33,664	34,163	34,985	35,526	36,079	36,438	36,725	37,567
Connected networks – AS’s	6,668	6,762	6,844	6,954	7,042	7,133	7,222	7,338
Headcount – end of period
Sales force – quota bearing	501	519	530	548	542	572	597	569
Sales force - total	639	656	667	686	684	716	740	712
Total employees	997	1,026	1,036	1,055	1,052	1,083	1,110	1,083
Sales rep productivity – units per full time equivalent sales rep (“FTE”) per month	5.1	4.9	4.4	4.1	4.5	4.0	3.7	4.2
FTE – sales reps	464	478	488	502	522	533	563	542

(1)	Consists of legacy services of companies whose assets or businesses were acquired by Cogent.
(2)	Network operations expense excludes equity-based compensation expense of $180, $226, $282, $306, $252, $305, $346 and $316 in the three month periods ended March 31, 2019 through December 31, 2020, respectively. Network operations expense includes excise taxes, including Universal Service Fund fees of $3,391, $3,191, $3,998, $4,334, $3,743, $3,298, $3,902 and $4,144 in the three month periods ended March 31, 2019 through December 31, 2020, respectively.
(3)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.
(4)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross profit margin are relevant metrics to provide investors, as they are metrics that management uses to measure the margin available to the company after network service costs, in essence a measure of the efficiency of the Company’s network.
(5)	Excludes equity-based compensation expense of $3,254, $5,063, $4,515, $4,634, $4,823, $5,778, $6,176 and $5,530 in the three month periods ended March 31, 2019 through December 31, 2020, respectively.
(6)	See Schedules of Non-GAAP measures below for definitions and reconciliations to GAAP measures.

Schedules of Non-GAAP Measures

EBITDA and EBITDA, as adjusted

EBITDA represents net cash flows provided by operating activities plus changes in operating assets and liabilities, cash interest expense and cash income tax expense. Management believes the most directly comparable measure to EBITDA calculated in accordance with generally accepted accounting principles in the United States, or GAAP, is net cash provided by operating activities. The Company also believes that EBITDA is a measure frequently used by securities analysts, investors, and other interested parties in their evaluation of issuers. EBITDA, as adjusted, represents EBITDA plus net gains (losses) on asset related transactions.

The Company believes that EBITDA, and EBITDA, as adjusted, are useful measures of its ability to service debt, fund capital expenditures and expand its business. EBITDA, and EBITDA, as adjusted are an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information. EBITDA, and EBITDA, as adjusted are not recognized terms under GAAP and accordingly, should not be viewed in isolation or as a substitute for the analysis of results as reported under GAAP, but rather as a supplemental measure to GAAP. For example, these metrics are not intended to reflect the Company’s free cash flow, as it does not consider certain current or future cash requirements, such as capital expenditures, contractual commitments, and changes in working capital needs, interest expenses and debt service requirements. The Company’s calculations of these metrics may also differ from the calculations performed by its competitors and other companies and as such, its utility as a comparative measure is limited.

EBITDA, and EBITDA, as adjusted, are reconciled to net cash provided by operating activities in the table below.

($ in 000’s) – unaudited	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Year 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Year 2020
Net cash provided by operating activities	$28,637	$40,632	$33,443	$46,097	$148,809	$28,458	$41,311	$32,980	$37,571	$140,320
Changes in operating assets and liabilities	6,727	(5,729)	3,785	(6,557)	(1,949)	5,325	$(3,232)	$6,255	$1,920	$12,780
Cash interest expense and income tax expense	12,197	12,202	13,287	13,184	51,045	16,611	15,269	15,348	16,184	60,895
EBITDA	$47,561	$47,105	$50,515	$52,724	$197,905	$50,394	$53,348	$54,583	$55,675	$213,995
PLUS: Gains on asset related transactions	536	185	87	251	1,059	39	205	99	10	352
EBITDA, as adjusted	$48,097	$47,290	$50,602	$52,975	$198,964	$50,433	$53,553	$54,682	$55,685	$214,347
EBITDA margin	35.5%	34.9%	36.9%	37.6%	36.2%	35.8%	37.8%	38.4%	38.7%	37.7%
EBITDA, as adjusted, margin	35.9%	35.1%	37.0%	37.8%	36.4%	35.8%	38.0%	38.4%	38.7%	37.7%

Constant currency revenue is reconciled to service revenue as reported in the tables below.

Constant currency impact on revenue changes – sequential periods

($ in 000’s) – unaudited	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Year 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Year 2020
Service revenue, as reported – current period	$134,137	$134,789	$136,942	$140,292	$546,159	$140,915	$140,990	$142,302	$143,901	$568,103
Impact of foreign currencies on service revenue	135	260	176	88	5,286	184	202	(1,616)	(621)	(1,492)
Service revenue - as adjusted for currency impact (1)	$134,272	$135,049	$137,118	$140,380	$551,445	$141,099	$141,192	$140,686	$143,280	$566,611
Service revenue, as reported – prior sequential period	$132,049	$134,137	$134,789	$136,942	$520,193	$140,292	$140,915	$140,990	$142,302	$546,159
Constant currency (decrease) increase	$2,223	$912	$2,329	$3,438	$31,252	$807	$277	$(304)	$978	$20,452
Constant currency percent (decrease) increase	1.7%	0.7%	1.7%	2.5%	6.0%	0.6%	0.2%	(0.2)%	0.7%	3.7%

(1)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the prior sequential period. The Company believes that disclosing quarterly sequential revenue growth without the impact of foreign currencies on service revenue is a useful measure of sequential revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Constant currency impact on revenue changes – prior year periods

($ in 000’s) – unaudited	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Year 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Year 2020
Service revenue, as reported – current period	$134,137	$134,789	$136,942	$140,292	$546,159	$140,915	$140,990	$142,302	$143,901	$568,103
Impact of foreign currencies on service revenue	2,078	1,505	1,058	683	5,286	746	674	(1,141)	(1,891)	(1,492)
Service revenue - as adjusted for currency impact (2)	$136,215	$136,294	$138,000	$140,975	$551,445	$141,661	$141,664	$141,161	$142,010	$566,611
Service revenue, as reported – prior year period	$128,706	$129,296	$130,139	$132,049	$520,193	$134,137	$134,789	$136,942	$140,292	$546,159
Constant currency increase	$7,509	$6,998	$7,861	$8,926	$31,252	$7,524	$6,875	$4,219	$1,718	$20,452
Percent increase	5.8%	5.4%	6.0%	6.8%	6.0%	5.6%	5.1%	3.1%	1.2%	3.7%

(2)	Service revenue, as adjusted for currency impact, is determined by translating the service revenue for the current period at the average foreign currency exchange rates for the comparable prior year period. The Company believes that disclosing year over year revenue growth without the impact of foreign currencies on service revenue is a useful measure of revenue growth. Service revenue, as adjusted for currency impact, is an integral part of the internal reporting and planning system used by management as a supplement to GAAP financial information.

Non-GAAP gross profit and Non-GAAP gross margin

Non-GAAP gross profit and Non-GAAP gross margin are reconciled to GAAP gross profit and GAAP gross margin in the table below.

($ in 000’s) – unaudited	Q1 2019	Q2 2019	Q3 2019	Q4 2019	Year 2019	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Year 2020
Service revenue total	$134,137	$134,789	$136,942	$140,292	$546,159	$140,915	$140,990	$142,302	$143,901	$568,103
Minus - Network operations expense including equity-based compensation and including depreciation and amortization expense	74,413	74,386	75,259	75,992	300,050	75,429	73,782	76,138	77,284	302,633
GAAP Gross Profit (1)	$59,724	$60,403	$61,683	$64,300	$246,109	$65,486	$67,208	$66,164	$66,617	$265,470
Plus - Equity-based compensation – network operations expense	180	226	282	306	994	252	305	346	316	1,219
Plus – Depreciation and amortization expense	20,263	19,979	20,006	20,002	80,247	19,508	19,896	21,619	22,455	83,477
Non-GAAP Gross Profit (2)	$80,167	$80,608	$81,971	$84,608	$327,350	$85,246	$87,409	$88,129	$89,388	$350,166
GAAP Gross Margin (1)	44.5%	44.8%	45.0%	45.8%	45.1%	46.5%	47.7%	46.5%	46.3%	46.7%
Non-GAAP Gross Margin (2)	59.8%	59.8%	59.9%	60.3%	59.9%	60.5%	62.0%	61.9%	62.1%	61.6%

(1)	GAAP gross profit is defined as total service revenue less network operations expense, depreciation and amortization and equity-based compensation included in network operations expense. GAAP gross margin is defined as GAAP gross profit divided by total service revenue.
(2)	Non-GAAP gross profit represents service revenue less network operations expense, excluding equity-based compensation and amounts shown separately (depreciation and amortization expense). Non-GAAP gross margin is defined as non-GAAP gross profit divided by total service revenue. Management believes that non-GAAP gross profit and non-GAAP gross margin are relevant metrics to provide to investors, as they are metrics that management uses to measure the margin and amount available to the Company after network service costs, in essence these are measures of the efficiency of the Company’s network.

Gross and Net Leverage Ratios

Gross leverage ratio is defined as total debt divided by the trailing last 12 months EBITDA, as adjusted. Net leverage ratio is defined as total net debt (total debt minus cash and cash equivalents) divided by the trailing last 12 months EBITDA, as adjusted. Cogent’s gross leverage ratio and net leverage ratio are shown below.

($ in 000’s) – unaudited	As of September 30, 2020	As of December 31, 2020
Cash and cash equivalents	$393,293	$371,301
Debt
Capital (finance) leases – current portion	15,252	15,702
Capital (finance) leases – long term	197,688	203,438
Senior Secured 2022 Notes	445,000	445,000
Senior Unsecured Euro 2024 Notes	410,365	429,264
Note payable	10,404	7,712
Total debt	1,078,709	1,101,116
Total net debt	685,416	729,815
Trailing 12 months EBITDA, as adjusted	211,643	214,353
Gross leverage ratio	5.10	5.14
Net leverage ratio	3.24	3.40

Cogent’s SEC filings are available online via the Investor Relations section of www.cogentco.com or on the Securities and Exchange Commission’s website at www.sec.gov.

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020 AND 2019

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2020	2019
Assets
Current assets:
Cash and cash equivalents	$371,301	$399,422
Accounts receivable, net of allowance for credit losses of $1,921 and $1,771, respectively	44,185	40,484
Prepaid expenses and other current assets	40,851	35,822
Total current assets	456,337	475,728
Property and equipment:
Property and equipment	1,515,867	1,366,782
Accumulated depreciation and amortization	(1,085,532)	(997,853)
Total property and equipment, net	430,335	368,929
Right-of-use leased assets	99,666	73,460
Deposits and other assets	14,139	14,007
Total assets	$1,000,477	$932,124
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$9,775	$11,075
Accrued and other current liabilities	51,029	51,301
Current maturities, operating lease liabilities	11,151	10,101
Installment payment agreement, current portion, net of discount of $136 and $350, respectively	6,786	9,063
Finance lease obligations, current maturities	15,702	8,154
Total current liabilities	94,443	89,694
Senior unsecured 2024 Euro notes, net of unamortized debt costs of $2,961 and $1,410, respectively and net of discount of $1,142 and $0, respectively	425,160	150,001
Senior secured 2022 notes, net of unamortized debt costs of $1,052 and $1,897 respectively and including premium of $544 and $985, respectively	444,492	444,088
Senior unsecured 2021 notes, net of unamortized debt costs of $857	—	188,368
Operating lease liabilities, net of current maturities	111,318	86,690
Finance lease obligations, net of current maturities	203,438	161,635
Other long-term liabilities	14,792	15,327
Total liabilities	1,293,643	1,135,803
Commitments and contingencies
Stockholders' equity:
Common stock, $0.001 par value; 75,000,000 shares authorized; 47,214,077 and 46,840,434 shares issued and outstanding, respectively	47	47
Additional paid-in capital	515,867	493,178
Accumulated other comprehensive income (loss)	(1,306)	(12,326)
Accumulated deficit	(807,774)	(684,578)
Total stockholders' deficit	(293,166)	(203,679)
Total liabilities and stockholders' equity	$1,000,477	$932,124

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE THREE MONTHS ENDED DECEMBER 31, 2020 AND DECEMBER 31, 2019

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019
Service revenue	$143,901	$140,292
Operating expenses:
Network operations (including $316 and $306 of equity-based compensation expense, respectively), exclusive of amounts shown separately	54,829	55,990
Selling, general, and administrative (including $5,530 and $4,634 of equity-based compensation expense, respectively)	39,243	36,518
Depreciation and amortization	22,455	20,002
Total operating expenses	116,527	112,510
Gains on equipment transactions	10	251
Operating income	27,384	28,033
Interest expense	(16,007)	(15,211)
Unrealized foreign exchange (loss) gain on 2024 Euro Notes	(19,170)	(4,068)
Interest income and other	529	2,012
(Loss) income before income taxes	(7,264)	10,766
Income tax benefit (expense)	644	(3,301)
Net (loss) income	$(6,620)	$7,465

Comprehensive (loss) income:
Net (loss) income	$(6,620)	$7,465
Foreign currency translation adjustment	6,192	3,350
Comprehensive (loss) income	$(428)	$10,815

Basic net (loss) income per common share	$(0.14)	$0.16
Diluted net (loss) income per common share	$(0.14)	$0.16

Dividends declared per common share	$0.73	$0.64

Weighted-average common shares—basic	45,904,943	45,553,727

Weighted-average common shares—diluted	45,904,943	46,145,970

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 2020

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	2020	2019	2018
Service revenue	$568,103	$546,159	$520,193
Operating expenses:
Network operations (including $1,219, $994 and $895 of equity-based compensation expense, respectively), exclusive of amounts shown separately	219,157	219,801	219,526
Selling, general, and administrative (including $22,306, $17,466 and $16,813 of equity-based compensation expense, respectively)	158,476	146,913	133,858
Depreciation and amortization	83,477	80,247	81,233
Total operating expenses	461,110	446,961	434,617
Gains on equipment transactions	352	1,059	982
Losses on lease terminations	(423)	—	—
Operating income	106,922	100,257	86,558
Interest expense	(62,486)	(57,453)	(51,056)
Realized foreign exchange gain on 2024 Euro Notes	2,533	—	—
Unrealized foreign exchange (loss) gain on 2024 Euro Notes	(36,997)	2,271	—
Loss on debt extinguishment and redemption – 2021 Notes	(638)	—	—
Interest income and other	978	7,599	5,880
Income before income taxes	10,312	52,674	41,382
Income tax expense	(4,096)	(15,154)	(12,715)
Net income	$6,216	$37,520	$28,667
Comprehensive income:
Net income	$6,216	$37,520	$28,667
Foreign currency translation adjustment	11,020	(1,398)	(6,328)
Comprehensive income	$17,236	$36,122	$22,339
Basic net income per common share	$0.14	$0.82	$0.63
Diluted net income per common share	$0.13	$0.81	$0.63
Dividends declared per common share	$2.78	$2.44	$2.12
Weighted-average common shares—basic	45,947,772	45,542,315	45,280,161
Weighted-average common shares—diluted	46,668,198	46,080,395	45,780,954

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2020 AND DECEMBER 31, 2019

(IN THOUSANDS)

	Three Months Ended December 31, 2020	Three Months Ended December 31, 2019
Cash flows from operating activities:
Net (loss) income	$(6,620)	$7,466
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	22,455	20,001
Amortization of debt discount and premium	468	479
Equity-based compensation expense (net of amounts capitalized)	5,846	4,940
Gains—equipment transactions and other, net	(115)	(263)
Unrealized foreign currency exchange loss on 2024 Euro notes	19,170	4,068
Deferred income taxes	(1,818)	2,873
Changes in operating assets and liabilities:
Accounts receivable	(1,600)	1,110
Prepaid expenses and other current assets	482	1,132
Deposits and other assets	(245)	599
Accounts payable, accrued liabilities and other long-term liabilities	(452)	3,692
Net cash provided by operating activities	37,571	46,097
Cash flows from investing activities:
Purchases of property and equipment	(15,860)	(9,899)
Net cash used in investing activities	(15,860)	(9,899)
Cash flows from financing activities:
Dividends paid	(34,460)	(34,460)
Principal payments of capital lease obligations	(4,598)	(2,056)
Principal payments of installment payment agreement	(2,692)	(2,659)
Purchases of common stock	(4,225)	—
Proceeds from exercises of common stock options	207	367
Net cash used in financing activities	(45,768)	(34,124)
Effect of exchange rate changes on cash	2,065	1,077
Net (decrease) increase in cash and cash equivalents	(21,992)	3,151
Cash and cash equivalents, beginning of period	393,293	396,271
Cash and cash equivalents, end of period	$371,301	$399,422

COGENT COMMUNICATIONS HOLDINGS, INC., AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR EACH OF THE THREE YEARS ENDED DECEMBER 31, 2020

(IN THOUSANDS)

	2020	2019	2018
Cash flows from operating activities:
Net income	$6,216	$37,520	$28,667
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	83,477	80,247	81,233
Amortization of debt discount and premium	1,894	1,807	1,533
Equity-based compensation expense (net of amounts capitalized)	23,525	18,460	17,708
Unrealized foreign currency exchange loss (gain) on 2024 Euro Notes	36,997	(2,271)	—
Realized foreign currency exchange gain on 2024 Euro Notes	(2,533)	—	—
Loss on extinguishment of 2021 notes	638	—	—
Gains—equipment transactions and other, net	(546)	(358)	(1,109)
Deferred income taxes	282	12,158	11,117
Changes in operating assets and liabilities:
Accounts receivable	(2,702)	1,067	(3,204)
Prepaid expenses and other current assets	(2,771)	(3,730)	(438)
Deposits and other assets	(873)	(1,131)	(1,490)
Accounts payable, accrued liabilities and other long-term liabilities	(3,284)	5,040	(96)
Net cash provided by operating activities	140,320	148,809	133,921
Cash flows from investing activities:
Purchases of property and equipment	(55,952)	(46,958)	(49,937)
Net cash used in investing activities	(55,952)	(46,958)	(49,937)
Cash flows from financing activities:
Net proceeds from issuance of senior 2024 Euro Notes, net of debt costs of $2,137 and $1,556, respectively	240,285	152,134	—
Net proceeds from issuance of 2022 Notes, net of debt costs of $1,364	—	—	69,861
Redemption and extinguishment of 2021 Notes	(189,225)	—	—
Dividends paid	(129,412)	(112,647)	(97,887)
Principal payments of finance lease obligations	(23,990)	(9,097)	(10,286)
Principal payments of installment payment agreement	(10,547)	(10,007)	(9,437)
Purchases of common stock	(4,495)	—	(6,564)
Proceeds from exercises of common stock options	1,382	1,637	1,768
Net cash (used in) provided by financing activities	(116,002)	22,020	(52,545)
Effect of exchange rate changes on cash	3,513	(542)	(2,357)
Net (decrease) increase in cash and cash equivalents	(28,121)	123,329	29,082
Cash and cash equivalents, beginning of year	399,422	276,093	247,011
Cash and cash equivalents, end of year	$371,301	$399,422	$276,093

Except for historical information and discussion contained herein, statements contained in this release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “projects” and similar expressions. The statements in this release are based upon the current beliefs and expectations of Cogent’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Numerous factors could cause or contribute to such differences, including the impact of the COVID-19 pandemic and the related government policies; future economic instability in the global economy or a contraction of the capital markets which could affect spending on Internet services and our ability to engage in financing activities; the impact of changing foreign exchange rates (in particular the Euro to USD and Canadian dollar to USD exchange rates) on the translation of our non-USD denominated revenues, expenses, assets and liabilities; legal and operational difficulties in new markets; the imposition of a requirement that we contribute to the US Universal Service Fund on the basis of our Internet revenue; changes in government policy and/or regulation, including net neutrality rules by the United States Federal Communications Commission and in the area of data protection; increasing competition leading to lower prices for our services; our ability to attract new customers and to increase and maintain the volume of traffic on our network; the ability to maintain our Internet peering arrangements on favorable terms; our reliance on an equipment vendor, Cisco Systems Inc., and the potential for hardware or software problems associated with such equipment; the dependence of our network on the quality and dependability of third-party fiber providers; our ability to retain certain customers that comprise a significant portion of our revenue base; the management of network failures and/or disruptions; and outcomes in litigation as well as other risks discussed from time to time in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2020 and our Quarterly Reports on Form 10-Q for the quarters ended March 31,2020, June 30, 2020 and September 30, 2020. Cogent undertakes no duty to update any forward-looking statement or any information contained in this press release or in other public disclosures at any time.

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